Master Premier Institutional Fund
                                    Series 1
                              Exhibit to Item 77O


       Trade Date                Description of Security
       ----------                -----------------------
       11/14/2003                Nationwide Building Society 1.17% 12/28/04




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                            Master Institutional Fund
                                    Series 2
                               Exhibit to Item 77O


           Trade Date            Description of Security
           ----------            -----------------------
           11/14/2003            Nationwide Building Society 1.17% 12/28/04
           11/14/2003            Northern Rock 1.18% 12/09/04